UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2006
DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-22446 (Commission File Number)	95-3015862 (I.R.S. Employer Identification No.)

495-A South Fairview Avenue, Goleta, California (Address of principal executive offices)	93117 (Zip Code)
(805) 967-7611
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 2, 2006, Deckers Outdoor Corporation (the “Company”) established plans under Rule 10b5-1 of the Securities Exchange Act of 1934 with RBC Dain Rauscher Inc. to provide for sales of the Company’s common stock by the Douglas B. Otto Trust (the “Doug Otto Trust”), the Ty Dylan Bard Otto Trust (the “Ty Dylan Trust”), and the Tiffany Jade Otto Trust (the “Tiffany Jade Trust”). Douglas B. Otto, Chairman of the Board of Directors of the Company is the Trustee of the Doug Otto Trust, the Ty Dylan Trust and the Tiffany Jade Trust, and beneficially owns directly or indirectly approximately [12.7%] of the outstanding shares of common stock of the Company.
     The sales will be affected in accordance with the pricing and volume guidelines as set forth in each of the Doug Otto Trust Rule 10b5-1 selling plan attached hereto as Exhibit 10.1, the Ty Dylan Trust Rule 10b5-1 selling plan attached hereto as Exhibit 10.2 and the Tiffany Jade Trust Rule 10b5-1 selling plan attached hereto as Exhibit 10.3.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibits

10.1	Rule 10b5-1 Selling Plan dated August 2, 2006, between Douglas B. Otto Trust and RBC Dain Rauscher Inc.

10.2	Rule 10b5-1 Selling Plan dated August 2, 2006, between The Ty Dylan Bard Otto Trust and RBC Dain Rauscher Inc.

10.3	Rule 10b5-1 Selling Plan dated August 2, 2006, between The Tiffany Jade Otto Trust and RBC Dain Rauscher Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DECKERS OUTDOOR CORPORATION
Date: August 8, 2006	By:	/s/ Zohar Ziv
Zohar Ziv, Chief Financial Officer and Executive
Vice President of Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Rule 10b5-1 Selling Plan dated August 2, 2006, between Douglas B. Otto Trust and RBC Dain Rauscher Inc.

10.2	Rule 10b5-1 Selling Plan dated August 2, 2006, between The Ty Dylan Bard Otto Trust and RBC Dain Rauscher Inc.

10.3	Rule 10b5-1 Selling Plan dated August 2, 2006, between The Tiffany Jade Otto Trust and RBC Dain Rauscher Inc.